Exhibit 99.2

FOR IMMEDIATE RELEASE                              MediaBay, Inc.

CONTACTS:
John Levy                                          Tim Clemensen
Chief Financial Officer                            Vice President
MediaBay, Inc.                                     Rubenstein Investor Relations
(973) 539-9528                                     (212) 843-8271
jflevy@mediabay.com                                tclemensen@rubensteinir.com

        MEDIABAY, INC. LENDERS EXTEND CREDIT FACILITY TO JANUARY 15, 2004

Cedar Knolls, NJ - October 3, 2002 - MediaBay, Inc. (Nasdaq/NMS: MBAY), a leading media, marketing and publishing company specializing in spoken audio content, announced that its lenders have extended the maturity date of its senior credit facility to January 15, 2004.

Commenting on the agreement, MediaBay CEO Michael Herrick stated, "We are very pleased with the trust placed in us by our lenders as evidenced by this extension of our senior credit facility. The extension of the maturity date of the senior debt and our ability to seek additional funding strengthens our balance sheet and enables us to aggressively pursue numerous opportunities."

Mr. Herrick continued, "We believe we have had great success so far in 2002. We have grown new member acquisitions in our core Audio Book Club business by almost 60% through the first six months of this year over 2001. In addition, our World's Greatest Old-Time Radio Shows continuity program appears to be a tremendous success, with revenue in 2003 from this program projected to be $5-$10 million. We are also very excited about our recently announced detective and romance audiobook continuity programs. We look forward to pursuing these and other promising growth opportunities."

About MediaBay, Inc.

MediaBay, Inc. (Nasdaq/NM: MBAY) is a leading media, marketing and publishing company specializing in spoken audio content whose industry-leading businesses include direct response and interactive marketing, retail product distribution, media publishing and broadcasting. MediaBay's content libraries include over 60,000 classic radio programs, 3,500 film and television programs and thousands of audiobooks, much of which is proprietary. MediaBay distributes its products to its own customer database of approximately 3.0 million names and 2.2 million e-mail addresses, in over 7,000 retail outlets and on the Internet through streaming and downloadable audio. MediaBay is comprised of four subsidiaries - Audio Book Club, the leading club for audiobooks, Radio Spirits, the leading seller of classic radio programs, MediaBay.com, the Company's digital audio download service and RadioClassics, the leading distributor of classic radio content across multiple broadcast platforms including satellite and traditional radio. For more information on MediaBay's brands, products and financial information, please visit www.MediaBay.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995: Certain statements in this press release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, business strategy, budgets, projected costs and plans and objectives of its management for future operations are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure you that such expectations will prove to be correct. These forward looking statements involve certain known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performances or achievements express or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from management's expectations, as more fully described in the Company's Annual Report on Form 10-K, include, without limitation, its history of losses, its ability to meet stock repurchase obligations, anticipate and respond to changing customer preferences, license and produce desirable content, protect its databases and other intellectual property from unauthorized access, collect receivables, successfully implement its Internet strategy, license content for digital download, the growth of the digital download market and other advances in technologies, dependence on third party providers and suppliers; competition; the costs and success of its marketing strategies, product returns and member attrition. Undue reference should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements.